Company Contact:	Investor Relations:
James R. McKnight, Jr.	Kerry D. Massey
Chief Executive Officer	Chief Financial Officer
615-771-7575	615-771-7575

DIVERSICARE ANNOUNCES AGREEMENT TO TRANSFER OPERATIONS
OF TEN CENTERS IN KENTUCKY

BRENTWOOD, TN - (May 22, 2019) - Diversicare Healthcare Services, Inc. (NASDAQ: DVCR) today announced a pending transaction as part of its portfolio management strategy.
The Company has reached an agreement in principal with Omega Healthcare Investors, Inc. (NYSE: OHI) to amend its master lease to terminate operations of ten nursing facilities located in Kentucky, totaling approximately 885 skilled nursing beds, and to concurrently transfer operations to an operator selected by Omega. The transaction is subject to closing conditions, including but not limited to, state licensure, regulatory approval, due diligence and successful sale of the real estate by Omega. Upon the completion of the transaction, Diversicare will no longer operate any skilled nursing centers in the State of Kentucky. The transaction is expected to become effective in the third quarter of 2019.
Jay McKnight, the Company's President and Chief Executive Officer, said, “Diversicare has operated in Kentucky for 25 years; we have a great team of caregivers and good relationships with our patients, residents and their families. As a result, this is not a decision we made lightly, but we have concluded that it is in the best interest of Diversicare and its shareholders to focus on our operations in other regions and other opportunities within our existing portfolio.”
About Diversicare Healthcare Services, Inc.
As of May 22, 2019, Diversicare provides long-term care services to patients in 72 skilled nursing and senior housing centers containing 8,214 licensed nursing beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
FORWARD-LOOKING STATEMENTS
The "forward-looking statements" contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as "may," "will," "should," "expect," "believe," "estimate," "intend," and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to complete the transfer of our operations in Kentucky and Omega's ability to sell the related real estate, our ability to successfully integrate the operations of new nursing centers, as well as successfully operate all of our existing centers, our ability to increase census at our renovated centers, changes in governmental reimbursement, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to extend or replace our current credit facility, our ability to comply with covenants contained in those credit agreements, our ability to renew or extend our leases at or prior to the end of the existing lease terms, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our centers, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company's business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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